UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2025

NITCHES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13851	95-2848021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 N. Buffalo Dr., Unit 210,

Las Vegas, NV 89128

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (678) 999-6242

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 10, 2025, the Board of Directors of Nitches, Inc. (the “Company”) concluded, after discussion with management and its Independent Registered Public Accounting Firm, RBSM LLP, that the financial statements of the Company for the fiscal year ended August 31, 2023, including, potentially, certain quarterly reports filed for that year (collectively, the “Prior Financial Statements”), may no longer be able to be relied upon. The determination was based on the discovery of certain errors in the treatment of non-cash interest, changes in derivative liabilities and valuation of stock issuances, which management believes may have resulted in material misstatements in those periods.

Accordingly, the Company has directed management to restate the Prior Financial Statements to correct the errors described above. The restated financial statements are expected to be filed as an amendment to the Company’s Annual Reports on Form 10-K for the year ended August 31, 2023, and as an amendment to the Company’s Quarterly Reports on Form 10-Q for any quarters affected, as soon as practicable. During this process, the Company’s newly appointed independent registered public accounting firm, RBSM LLP, will finalize its audit of the restated periods.

Investors and other users of the Company’s financial statements should no longer rely on the Prior Financial Statements. Until such time as the restatements are completed and filed, the Company’s financial reporting for the affected periods is considered to be unaudited and unaudited interim information

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITCHES, INC.

Date: July 11, 2025
/s/ John Morgan
John Morgan
Chief Executive Officer